UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 15, 2021

Date of Report (Date of earliest event reported)

_____________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class Common Stock $0.01 par value per share	Trading Symbol SGMA	Name of each exchange on which registered The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

On September 15, 2021, the Company held its 2021 Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing three Class I Directors to hold office until the 2024 Annual Meeting of Stockholders, (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2022, (iii) providing approval of the 2021 Non-Employee Director Restricted Stock Plan (iv) providing approval, on an advisory basis, of compensation of the Company’s named Executive Officers as used in the Company’s Proxy Statement filed on EDGAR on August 20, 2021, and initially mailed to stockholders on that date (the “2021 Proxy Statement”) (v) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation and (vi) transacting such other business as may properly come before the Annual Meeting or any adjournment thereof. Each holder of common stock was entitled to one vote for each share held on the record date.

The following individuals were elected as Class I Directors to hold office until the 2024 Annual Meeting of Stockholders: Linda K. Frauendorfer, Thomas W. Rieck and Bruce J. Mantia. The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominees were as follows:

Nominee	For	Against / Withheld	Broker Non-Votes

Linda K. Frauendorfer	1,925,248	42,098	994,932

Thomas W. Rieck	1,701,551	265,795	994,932

Bruce J. Mantia	1,962,134	5,212	994,932

The following persons are directors of the Company whose current term extends beyond the 2021 Annual Meeting of Stockholders: Barry R. Horek, Paul J. Plante, Gary R. Fairhead and Dilip S. Vyas. There was no solicitation in opposition to management’s nominees for directors.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2022. A total of 2,933,878 shares were cast for such ratification, 25,596 shares were voted against, 2,801 shares were abstained.

The stockholders voted to approve the 2021 Non-Employee Director Restricted Stock Plan. A total of 1,688,317 shares were cast for such ratification, 256,066 shares were voted against, 22,963 shares were abstained.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named Executive Officers. A total of 1,770,001 shares were cast for such approval, 166,907 shares voted against/withheld, 30,438 shares abstained and there were 994,932 shares represented by broker non-votes with respect to such approval.

The stockholders voted to provide, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every year. A total of 1,075,515 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 6,811 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 609,626 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years and 275,394 shares abstained with respect to such votes and there were 994,932 shares represented by broker non-votes with respect to such recommendation.

The stockholders voted to approve to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. A total of 874,423 shares were cast for such ratification, 1,067,155 shares were voted against, 25,768 shares were abstained.

ITEM 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

Exhibit 10.1 SigmaTron International, Inc. 2021 Non-Employee Director Restricted Stock Plan

Exhibit 104Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021		SIGMATRON INTERNATIONAL, INC.

	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer